EXHIBIT 7.1

December 15, 2017

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re:

Bright Mountain Media, Inc. (the "Company")

Item 4.02 Current Report on Form 8-K dated December 15, 2017

Ladies and Gentlemen:

The Company has provided us with a copy of its Item 4.02 Current Report on Form 8-K dated December 15, 2017.  Please be advised that we concur with the statements made in such report by the Company.

Sincerely,

/s/ Liggett & Webb P.A.
Liggett & Webb P.A.